UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 19, 2014

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Named Executive Officers

As previously disclosed, on December 1, 2014, Richmond Holden, the Company’s Executive Vice President, Curriculum Group was terminated without cause in connection with a reorganization of the executive management team of the Company.

In connection with the foregoing, Mr. Holden and the Company entered into a severance agreement on December 19, 2014 (the “Severance Agreement”) which provides for severance benefits consistent with those previously disclosed in the Company’s 2014 proxy statement, including, among other things, a severance payment equal to 12 months of base salary, payable in accordance with the normal Company payroll practices.  In addition, Mr. Holden will have the right to participate for six months in the Company’s group health insurance plan at his own expense in accordance with the mandates of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Severance Agreement between School Specialty, Inc. and Richmond Holden, dated as of December 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: December 22, 2014	By: /s/ Kevin Baehler
Kevin Baehler Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Agreement between School Specialty, Inc. and Richmond Holden, dated as of December 19, 2014.

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